Exhibit 10.27.7

Private & Confidential

Dated 18 December 2008

PARIS RE

as Chargor

CHARGE OVER CUSTODY ACCOUNTS

Deed dated 18 December 2008

SIGNATORY

Chargor	PARIS RE

SUMMARY

Chargor	PARIS RE

Chargee	Natixis

Charged Assets	A portfolio of assets of the Chargor held in custody account(s) with BNY Mellon Asset Servicing B.V. and managed by an Assets Manager and an assignment of an Account Control Agreement between the Chargor, the Chargee and the Custodian

Secured	all liabilities under a letter of credit facility letter and repayment agreement

Obligations	between the Chargor and Chargee dated at about the same date as this Deed

Type of security	fixed charges

Law	English law

IT IS AGREED as follows:

INTERPRETATION

1	Definitions and interpretation

Definitions

1.1	In this Deed:

Account means:

(a)	The accounts of the Chargor with the Custodian described in Schedule 2 (Accounts) and all cash and non-cash assets held in such accounts;

(b)	any account that replaces an account described in Schedule 2 (Accounts); and

(c)	any account established after the date of this Deed which is designated as an Account by the Chargor and the Chargee at or about the time of its establishment.

Account Control Agreement means the Account Control Agreement between the Chargor, the Chargee and the Custodian dated on or around the date of this Deed

Assets Manager means Natixis Asset Management at the date hereof or any other person which would be substituted from time to time with the prior written notice to the Chargee

Assigned Assets means those assets which are from time to time the subject of clause 3.3

Assigned Contract means:

(a)	the Custody Agreement;

(b)	any contract that amends or replaces the Custody Agreement;

(c)	any contract entered into after the date of this Deed which is designated as an Assigned Contract by the Chargor and the Chargee; and

(d)	any agreement pursuant to which the Chargor derived Rights relating to the Accounts,

in each case as it may from time to time be amended, restated, novated or replaced (howsoever fundamentally)

Available Balance means the available balance of an account maintained with BNY Mellon, which is that part of the account which is under the control of the holder of that account

Charged Assets means those assets which are from time to time the subject of clause 3.2.

Charges Security means the Security created by this Deed and any other existing or future Security granted by the Chargor to the Chargee to secure the payment and discharge of Secured Obligations

Chargee Security Document means a document creating or evidencing Chargee Security

Chargor means PARIS RE, a French Société Anonyme registered with the Companies Commerial Registry of Paris under no. 433 195 096 and whose registered office is located at 39, rue du Colisée, 75008 Paris, France

Commitment Amount has the meaning given to such term in the Facility Letter

Custodian means BNY Mellon Asset Servicing B.V., London Branch

Custody Agreement means the Custody Agreement between the Chargor and the Custodian dated 18 December as amended and supplemented by the Account Control Agreement

Default Rate means the rate specified in paragraph 8 of the Facility Letter

Disposal means any transfer or other disposal of an asset or of an interest in an asset, or the creation of any Right over an asset in favour of another person, but not the creation of Security

Dividends, in relation to any Charged Asset, means:

(a)	dividends and distributions of any kind and any other sum received or receivable in respect of that Charged Asset;

(b)	shares or other Rights accruing or offered by way of redemption, bonus, option or otherwise in respect of that Charged Asset;

(c)	allotments, offers and rights accruing or offered in respect of that Charged Asset; and

(d)	any other Rights attaching to, deriving from or exercisable by virtue of the ownership of, that Charged Asset

Enforcement Time means any time at which:

(a)	any amount owing under a Finance Document is payable but has not been paid; or

(b)	an Event of Default has occurred and is continuing

Event of Default has the meaning given to it in the Facility Letter

Facility Letter means the USD 200 Million committed standby letter of credit facility agreement dated at about the same date as this Deed between the Chargor and the Chargee as it may from time to time be amended, restated, novated or replaced (however fundamentally, including by an increase of any size in the amount of the facilities made available under it, the alteration of the nature, purpose or period of those facilities or the change of its parties)

Finance Documents means:

(a)	the Facility Letter;

(b)	the Repayment Agreement;

(c)	this Deed and any other Chargee Security Document; and

(d)	any other document designated as such by the Chargor and the Agent at any time

Financial Collateral has the meaning given to it by the Financial Collateral Arrangements (No 2) Regulations 2003

Guarantee means any guarantee, indemnity, bond, standby or documentary credit, third party charge or other assurance against financial loss by one person in respect of the obligations of another person

Insolvency Event, in relation to a person, means:

(a)	the dissolution, liquidation, provisional liquidation, administration, administrative receivership or receivership of that person or the entering into by that person of a voluntary arrangement or scheme of arrangement with creditors;

(b)	any analogous or similar procedure in any jurisdiction other than England; or

(c)	any other form of procedure relating to insolvency, reorganisation or dissolution in any jurisdiction

Insolvency Legislation means:

(a)	the Insolvency Act 1986 and secondary legislation made under it; and

(b)	any other primary or secondary legislation in England from time to time relating to insolvency or reorganisation

Obligations, in relation to a person, means all obligations or liabilities of any kind of that person from time to time, whether they are:

(a)	to pay money or to perform (or not to perform) any other act;

(b)	express or implied;

(c)	present, future or contingent;

(d)	joint or several;

(e)	incurred as a principal or surety or in any other manner; or

(f)	originally owing to the person claiming performance or acquired by that person from someone else

Officer, in relation to a person, means any officer, employee or agent of that person

Receiver means one or more receivers or managers appointed, or to be appointed, under this Deed

Repayment Agreement means the repayment agreement dated at about the same date as this Deed between the Chargor and the Chargee as it may from time to time be amended, restated, novated or replaced (however fundamentally, including by an increase of any size in the amount of the facilities made available under it, the alteration of the nature, purpose or period of those facilities or the change of its parties)

Right means any right, privilege, power or immunity, or any interest or remedy, of any kind, whether it is personal or proprietary

Secured Obligations means the Obligations undertaken to be paid or discharged in clause 2 (Payment of Secured Obligations)

Security means:

(a)	any mortgage, charge, pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind in any jurisdiction;

(b)	any proprietary interest over an asset; and

(c)	any right of set-off created by agreement.

Third Parties Act means the Contracts {Rights of Third Parties) Act 1999

Value means the market value of the Charged Assets at any time as calculated by BNY Mellon.

VAT means value added tax.

Interpretation

1.2	In this Deed:

(a)	the table of contents, the summary and the headings are inserted for convenience only and do not affect the interpretation of this Deed;

(b)	references to clauses and schedules are to clauses of, and schedules to, this Deed;

(c)	references to the Facility Letter, Repayment Agreement and any Finance Document or any other document are to that document as from time to time amended, restated, novated or replaced, however fundamentally;

(d)	references to a person include an individual, firm, company, corporation, unincorporated body of persons and any government entity;

(e)	references to a person include its successors in title, permitted assignees and permitted transferees;

(f)	words importing the plural include the singular and vice versa; and

(g)	references to any enactment include that enactment as amended or re-enacted; and, if an enactment is amended, any provision of this Deed which refers to that enactment will be amended in such manner as the Chargee, after consultation with the Chargor, determines to be necessary in order to preserve the intended effect of this Deed.

1.3	Where this Deed imposes an obligation on the Chargor to do something if required or requested by the Chargee, it will do so as soon as practicable after it becomes aware of the requirement or request.

1.4	It is intended that this document takes effect as a deed even though the Chargee may only execute it under hand.

1.5	This Deed may be executed in counterparts.

Third party rights

1.6	The Rights conferred on each Receiver and on each Officer of the Chargee or a Receiver under clauses 12 (Expenses, liability and indemnity) and 13 {Payments) are enforceable by each of them under the Third Parties Act.

1.7	No other term of this Deed is enforceable under the Third Parties Act by anyone who is not a party to this Deed.

1.8	The parties to this Deed may terminate this Deed or vary any of its terms without the consent of any third party. However, they may not terminate this Deed or vary any of its terms if this would have the effect of terminating or adversely affecting the Rights of a Receiver or of an Officer of the Chargee or a Receiver under this Deed without its consent, but only to the extent that it has notified the Chargee that it intends to enforce that clause at the time of the termination or variation.

SECURITY

2	Payment of Secured Obligations

2.1	The Chargor will pay or otherwise discharge all Obligations from time to time incurred by it under or in connection with the Finance Documents when they become due for payment or discharge.

3	Charge and Assignment

3.1	The charges and assignment contained in this clause 3:

(a)	are given to the Chargee;

(b)	secure the payment and discharge of the Secured Obligations; and

(c)	are given with full title guarantee.

3.2	The Chargor charges, by way of first fixed charge, all of the Rights which it now has and all of the Rights which it obtains at any time in the future in the Accounts and in any Rights accruing to, derived from or otherwise connected with them (including Dividends, proceeds, insurances, guarantees, Security and any warrants, options or similar Rights}.

3.3	The Chargor assigns absolutely all of the Rights which it now has and all of the Rights which it obtains at any time in the future in the Assigned Contracts and in any Rights accruing to, derived from or otherwise connected with them (including proceeds, insurances, guarantees and Security).

4	Set-off

4.1	The Chargee may set off any matured Secured Obligation due from the Chargor (to the extent beneficially owned by the Chargee) against any matured obligation owed by the Chargee to the Chargor, regardless of the place of payment, booking branch or currency of either obligation.

4.2	If the obligations are in different currencies, the Chargee may convert either obligation at a market rate of exchange in its usual course of trading for the purpose of the set-off.

4.3	These Rights are in addition to the security conferred on the Chargee under this Deed,

5	Restrictions

5.1	The Chargor will ensure that the restrictions contained in this clause 5 are complied with unless the Chargee agrees to the contrary.

5.2	No Security will exist over, or in relation to, any Charged Asset or any Assigned Asset other than Chargee Security.

5.3	There will be no Disposal of any Charged Asset or any Assigned Asset, excepted in accordance with clauses 10.5 and 10.6.

6	Perfection

General requirements

6.1	The Chargor will, at its own expense, create all such Security, execute all such documents, give all such notices, effect all such registrations (whether at the Companies Registry, or otherwise), deposit all such documents and do all such other things as the Chargee may require from time to time in order to:

(a)	ensure that it has an effective first-ranking fixed charge over the Charged Assets and a first-ranking assignment of the Assigned Assets; and

(b)	facilitate the enforcement of the Chargee Security, the receipt by the Chargee of the money standing to the credit of the Accounts, the realisation of the Charged Assets and the Assigned Assets or the exercise of any Rights held by the Chargee or any Receiver under or in connection with the Chargee Security.

6.2	The scope of clause 6.1 is not limited by the specific provisions of the rest of this clause 6 or by any other provision of the Chargee Security Documents.

Specific requirements

6.3	The Chargor will procure delivery of the Account Control Agreement simultaneously with execution of this Security Agreement.

6.4	If, at any time, the Chargor has a Right in respect of an Account or Assigned Contract, it will, on the date of this Deed (or, if it acquires the Right later, as soon as practicable after it does so):

(a)	deliver a notice of this Deed to the other parties to the relevant Account or Assigned Contract substantially in the form set out in the applicable part of Schedule 3 (Notices of charge and assignment); and

(b)	use its best endeavours to procure that those parties deliver an acknowledgement of the notice to the Chargee substantially in the form set out in that part of that Schedule as soon as reasonably practicable.

Subsequent security

6.5	If the Chargee receives notice that any Security has been created over the Charged Assets or the Assigned Assets, the Chargee will be treated as if it had immediately opened a new account for the Chargor, and all payments received by the Chargee from the Chargor will be treated as if they had been credited to the new account and will not reduce the amount then due from the Chargor to the Chargee.

Financial Collateral

6.6	The parties to this Deed designate those Charged Assets and Assigned Assets which constitute Financial Collateral to be under the control of the Chargor and charged in favour of the Chargee.

ENFORCEMENT

7	Enforcement

Time for enforcement

7.1	The Chargee may enforce the Chargee Security at any time which is an Enforcement Time or if the Chargor requests it to do so.

Methods of enforcement

7.2	The Chargee may enforce the Chargee Security by:

(a)	requiring the payment to it of money standing to the credit of the Accounts, requesting the Assets Manager to sell the Charged Assets or the Assigned Assets, giving notice to any person in relation to the Charged Assets or the Assigned Assets, or otherwise receiving the benefit of the Charged Assets or the Assigned Assets in any way it may decide; or

(b)	appointing a Receiver of all or any part of the Charged Assets or the Assigned Assets.

7.3	At any time after the occurrence of an Event of Default which is continuing and without any further consent or authority on the part of the Chargor, the Chargee may serve a Notice of Exclusive Control in the form set out in the relevant part of Schedule 4 and exercise, at its discretion (in the name of the Chargor or otherwise) in respect of any of the Charged Assets, any voting rights and any powers or rights which may be exercised by the person or persons in whose name or names such Charged Assets are registered or who is the bearer or holder of them.

7.4	The Chargee is not liable to perform or fulfil any obligation of the Chargee in respect of the Charged Assets or the Assigned Assets.

7.5	A Receiver must be appointed by an instrument in writing, and otherwise in accordance with the Insolvency Legislation.

7.6	The appointment of a Receiver may be made subject to such limitations as are specified by the Chargee in the appointment.

7.7	If more than one person is appointed as a Receiver, each person will have power to act independently of any other, except to the extent that the Chargee may specify to the contrary in the appointment.

7.8	The Chargee may remove or replace any Receiver.

Powers on enforcement

7.9	The Chargee, and any Receiver, will have the following powers in respect of the Charged Assets and the Assigned Assets:

(a)	the powers given to a mortgagee or a receiver by the Law of Property Act 1925, but without the restrictions contained in section 103 of that Act;

(b)	the powers given to an administrative receiver by the Insolvency Legislation; and

(c)	the power to do, or omit to do, on behalf of the Chargor, anything which the Chargor itself could have done, or omitted to do, if the Charged Assets or the Assigned Assets were not the subject of Security and the Chargor were not in insolvency proceedings.

7.10	Except to the extent provided by law, none of the powers described in this clause 7 will be affected by an Insolvency Event in relation to the Chargor.

Status and remuneration of Receiver

7.11	A Receiver will be the agent of the Chargor until the Chargor goes into liquidation. He will have no authority to act as agent for the Chargee, even in the liquidation of the Chargor.

7.12	The Chargee may from time to time determine the remuneration of any Receiver with the consent of the Chargor, such consent shall not be unreasonably withheld or delayed.

Third parties

7.13	A person dealing with the Chargee or with a Receiver is entitled to assume, unless it has actual knowledge to the contrary, that:

(a)	those persons have the power to do those things which they are purporting to do; and

(b)	they are exercising their powers properly.

8	Application of proceeds

8.1	All money received by the Chargee or a Receiver under or in connection with the Finance Documents (whether during, or before, enforcement of the Chargee Security) will, subject to the rights of any persons having priority, be applied in the following order of priority:

(a)	first, in or towards payment of all amounts payable to the Chargee, any Receiver or their Officers under clause 12 (Expenses, liability and indemnity) and all remuneration due to any Receiver under or in connection with the Chargee Security;

(b)	secondly, in or towards payment of the Secured Obligations in such order as may be required by the Finance Documents (and, if any of the Secured Obligations are not then payable, by payment into a suspense account until they become payable); and

(c)	thirdly, in payment of any surplus to the Chargor or other person entitled to it.

REPRESENTATIONS AND UNDERTAKINGS

9	Representations

9.1	The Chargor represents to the Chargee that all the matters described in the rest of this clause 9 are true on the date of this Deed.

9.2	The Chargor is duly incorporated and validly existing under the laws of its jurisdiction of incorporation. It has the power, and has obtained all necessary authorisations, to own its assets and carry on its business in all relevant jurisdictions.

9.3	The Chargor has power to execute the Finance Documents and to exercise its Rights and perform its duties under them; and it has obtained all necessary authorisations to do so.

9.4	This Deed constitutes legally binding and enforceable obligations of the Chargor. Each other Finance Document, when executed, will constitute legally binding and enforceable obligations of the Chargor.

9.5	The execution of the Finance Documents and the exercise of its Rights and the performance of its duties under them will not result in the Chargor being in breach of any duty or being required to create any Security or perform any other action as a result of any duty.

9.6	The Finance Documents are effective and admissible in evidence without the need for any filing, registration, notarisation or other action. However, this Deed will require registration in the Companies Registry in England and Wales.

9.7	No stamp duty or other Tax is payable in respect of the Finance Documents.

9.8	The choice of English law as the governing law of this Deed will be recognised and enforced in the Chargor’s jurisdiction of incorporation. Any judgment obtained in England in relation to this Deed will be recognised and enforced in the Chargor’s jurisdiction of incorporation.

10	Undertakings

10.1	The Chargor will ensure that the value of the Charged Assets will at all times have a Value of not less than 120% of the Secured Obligations.

If:

(a)	Based on a monthly report established on the last day of each calendar month (the “Day”), the Value decreases below 120% of the Secured Obligations, the Chargor shall increase the Charged Assets accordingly within fifteen (15) business days from the Day; and

(b)	the Value decreases below 105% of the Secured Obligations on the Day, the Chargor shall increase the Charged Assets accordingly within ten (10) business days from the Day.

In case of default of the Chargor under (a) or (b), the Chargee may, at its discretion, enforce the Charged Security under clause 7 (Enforcement).

10.2	The Chargor will:

(a)	comply with all of its obligations under each Assigned Contract; and

(b)	use its best endeavours to ensure that the Chargee receives the full benefit of each Assigned Contract and the Chargee Security.

10.3	The Chargor will not:

(a)	agree to alter the terms of, or close or terminate, any Account or any Assigned Contract; or

(b)	waive its rights under an Account or Assigned Contract,

without the consent of the Chargee.

10.4	The Chargee will give its consent under clause 10.3 if, in its reasonable opinion, any such alteration or waiver will not materially affect the effectiveness or value of its security over the Account concerned.

10.5	The Chargor will not make any withdrawal from any Account without the prior consent of the Chargee.

Notwithstanding the foregoing, the Chargor may from time to time according to the provision of clause 6.2 of Account Control Agreement, transfer or remit or invest or substitute Charged Assets provided that the rating and the Value of the Charged Assets remain the same (not less than AA-and 120% of the Secured Obligations).

10.6	The Chargee will give its consent under clause 10.5 (i) if the withdrawal is permitted under the Account Control Agreement and (ii) when the Charged Assets have a Value of more than 120% of the Secured Obligations.

10.7	If the Chargor receives any proceeds of any Assigned Contract, it will hold them on trust for the Chargee and pay them to the Chargee as soon as possible.

10.8	During an Enforcement Time (and also once any Chargee Security is being enforced), the Chargee will be entitled to receive all distributions in respect of any shares held in an Account and the Dividends for application in accordance with clause 8 (Application of proceeds). Otherwise, the Chargor will be entitled to receive those distributions.

10.9	During an Enforcement Time (and also once any Chargee Security is being enforced), but only upon written notice to the Chargor, the Chargee will be entitled to exercise all voting and other Rights in respect of any shares held in an Account and the Dividends. Otherwise, the Chargor will be entitled to exercise those Rights.

10.10	To the extent that the holder of those any shares held in an Account is not the person entitled to receive those distributions and exercise those Rights, the holder will pay the distributions to the person entitled to them and will exercise those Rights in accordance with the reasonable requirements of the person entitled to exercise them.

10.11	The Chargor will promptly pay all calls, instalments or other payments which from time to time become due in respect of any of any shares held in an Account, and the Chargee will not in any circumstances incur any liability in respect of them.

10.12	The Chargor will take all steps as are necessary to preserve the value and marketability of the Charged Assets and the Assigned Assets.

10.13	The Chargor will notify the Chargee as soon as it becomes aware of any matter which might reasonably be expected to have an adverse effect on the Rights of the Chargee under the Chargee Security. Those matters include a claim by any person to an interest in a Charged Asset or an Assigned Asset or a breach or purported breach of an Assigned Contract by any party to it.

10.14	The Chargor will provide to the Chargee:

(a)	such information about the Charged Assets and the Assigned Assets;

(b)	such information about the extent to which it has complied with its obligations under this Deed; and

(c)	copies of such documents which create, evidence or relate to the Charged Assets or the Assigned Assets,

as the Chargee may from time to time reasonably request.

10.15	The Chargor will promptly pay all calls, instalments or other payments which from time to time become due in respect of any of the Charged Assets, and the Chargee will not in any circumstances incur any liability in respect of them.

10.16	If the Chargor does not comply with its obligations under this Deed, the Chargee may do so on the Chargor’s behalf on such basis as the Chargee may reasonably decide. That Chargor will indemnify the Chargee on demand against the amount duly documented certified by the Chargee to be the cost, loss or liability suffered by it as a result of doing so.

MISCELLANEOUS

11	Duration of the security

11.1	The Obligations of the Chargor under the Finance Documents and the security created by the Chargee Security will continue until the Secured Obligations have been irrevocably and unconditionally paid or discharged in full, regardless of any intermediate payment or discharge in whole or in part. The Chargee will then reassign the Assigned Assets to the Chargor at the Chargor’s expense.

11.2	If any payment by the Chargor or any other security provider or any release given by the Chargee (whether in respect of the Secured Obligations or any security for them or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of the Chargor under this Deed will continue as if the payment, release, avoidance or reduction had not occurred; and

(b)	the Chargee will be entitled to recover the value or amount of that security or payment from the Chargor, as if the payment, release, avoidance or reduction had not occurred.

11.3	Section 93 of the Law of Property Act 1925 will not apply to the Chargee Security.

11.4	The perpetuity period for this Deed is the period of 80 years from the date of this Deed.

12	Expenses, liability and indemnity

12.1	The Chargor will, on demand duly documented, pay all legal and other costs and expenses (including any stamp duty, registration or other similar taxes) incurred by the Chargee or by any Receiver in connection with the Chargee Security. This includes any costs and expenses relating to the enforcement or preservation of the Chargee Security or the Charged Assets and the Assigned Assets and to any amendment, waiver, consent or release required in connection with the Chargee Security.

12.2	Neither the Chargee nor a Receiver nor any of their Officers will be in any way liable or responsible to the Chargor for any loss or liability of any kind arising from any act or omission by it of any kind (whether as mortgagee in possession or otherwise) in relation to the Charged Assets or the Assigned Assets or the Chargee Security, except to the extent caused by its own negligence or wilful misconduct.

12.3	The Chargor will, on demand duly documented, indemnify each of the Chargee, a Receiver and their Officers in respect of all costs, expenses, losses or liabilities of any kind which it incurs or suffers in connection with:

(a)	anything done or omitted in the exercise of the powers conferred on it under the Chargee Security, unless it was caused by its negligence or wilful misconduct;

(b)	a claim of any kind (whether relating to the environment or otherwise) made against it which would not have arisen if the Chargee Security had not been granted and which was not caused by its negligence or wilful misconduct; or

(c)	any breach by the Chargor of the Finance Documents.

13	Payments

13.1	All payments by the Chargor under the Chargee Security Documents will be made in full, without any set-off or other deduction.

13.2	If any tax or other sum must be deducted from any amount payable by the Chargor under the Chargee Security Documents, the Chargor will pay such additional amounts as are necessary to ensure that the recipient receives a net amount equal to the full amount it would have received before such deductions.

13.3	All amounts payable by the Chargor under the Chargee Security Documents are exclusive of VAT. The Chargor will, in addition, pay any applicable VAT on those amounts.

13.4	If the Chargor fails to make a payment to the Chargee under the Chargee Security Documents, it will pay interest to the Chargee on the amount concerned at the Default Rate from the date it should have made the payment until the date of payment (after, as well as before, judgment).

13.5	No payment by the Chargor (whether under a court order or otherwise) will discharge the Obligation of the Chargor unless and until the Chargee has received payment in full in the currency in which the Obligation is denominated. If, on conversion into that currency, the amount of the payment falls short of the amount of the Obligation concerned, the Chargee will have a separate cause of action against the Chargor for the shortfall.

13.6	Any certification or determination by the Chargee of an amount payable by the Chargor under this Deed is, in the absence of manifest error, conclusive evidence of that amount.

14	Remedies

14.1	The Rights created by this Deed are in addition to any other Rights of the Chargee against the Chargor or any other security provider under any other documentation, the general law or otherwise. They will not merge with or limit those other Rights, and are not limited by them.

14.2	No failure by the Chargee to exercise any Right under this Deed will operate as a waiver of that Right. Nor will a single or partial exercise of a Right by the Chargee preclude its further exercise.

14.3	If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision in any other respect or under the law of any other jurisdiction will be affected or impaired in any way.

15	Power of attorney

15.1	During an Enforcement Time, the Chargor, by way of security, irrevocably appoints each of the Chargee and any Receiver severally to be its attorney:

(a)	to do anything which the Chargor is obliged to do under the Chargee Security Documents; and

(b)	to exercise any of the Rights conferred on the attorney by the Chargee Security Documents or by law.

16	Notices

16.1	Any notice or other communication to a party to this Deed must be in writing. It must be addressed for the attention of such person, and sent to such address or fax number as that party may from time to time notify to the other parties.

16.2	It will be deemed to have been received by the relevant party on receipt at that address or fax number.

16.3	The initial administrative details of the parties are contained in Schedule 1 (Initial administrative details of the parties) but a party may amend its own details at any time by notice to the other party.

16.4	Any notice to the Chargor may alternatively be sent to its registered office or to any of its places of business or to any of its directors or its company secretary; and it will be deemed to have been received when delivered to any such places or persons.

17	Law and jurisdiction

17.1	This Deed is governed by English law.

17.2	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a Dispute).

17.3	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and, accordingly, that they will not argue to the contrary.

17.4	Clause 17.2 is for the benefit of the Chargee only. As a result, the Chargee will not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Chargee may take concurrent proceedings in any number of jurisdictions.

17.5	The Chargor irrevocably appoints Law Debenture Corporate Services Limited (Tel: +44(0)20 7696 5242, Fax: +44(0)20 7696 5262) at its registered office, Fifth Floor, 100 Wood Street, London EC2V 7EX, from time to time to receive on its behalf process issued out of the English courts in connection with this Deed.

17.6	Failure by the process agent to notify the Chargor of the process will not invalidate the proceedings concerned.

17.7	If this appointment is terminated for any reason, the Chargor will appoint a replacement agent and will ensure that the new agent notifies the Chargee of its acceptance of appointment.

  This Deed has been executed as a deed, and it has been delivered on the date stated at the beginning of this Deed.

Schedule 1

Initial administrative details of the parties

Party	Address	Fax number	Attention
Chargor	39 Rue du Colisée 75008 Paris France	33 1 56 43 97 03	Florence ANGLADE

Chargee	30, avenue Pierre Mendés-France 75013 Paris France	+331 58 19 29 98	Jean TERREN

Schedule 2

Accounts

PZZFZ006102 PARIS RE FRANCE NATIXIS PLEDGE

Schedule 3

Notice and acknowledgment of charge and assignment

To: BNY Mellon Asset Servicing B.V.

Date: •

Dear Sirs

Notice of Charge and Assignment

1	We give you notice that, under a charge over custody accounts dated • entered into by us (and others) in favour of Natixis (the Chargee), we have charged to the Chargee by way of first fixed charge all of our rights in our • account(s) with you (no. •) (the Account(s)) and we have assigned to the Chargee all of our rights in [insert details of Custodian agreement (the Agreement)].

2	We have agreed with the Chargee not to close the Account(s) or to terminate, amend or waive any of the terms of the Account(s) or the Agreement without the consent of the Chargee.

3	We remain liable for our obligations under the Agreement. The Chargee has no obligations under it.

4	We instruct you:

(a)	to honour withdrawals from the Account(s) if requested by the Chargee;

(b)	upon receipt of a Notice of Exclusive Control from the Chargee, not to honour any withdrawals from the Account(s) if requested by us, unless our instructions are countersigned by the Chargee;

(c)	make all payments due to us under the Agreement to the Chargee at [insert an account number if required] (whose receipt will be a good discharge to you for such payments); and

(d)	disclose to the Chargee, without further approval from us, such information regarding the Account(s) and the Agreement as the Chargee may from time to time request and to send it copies of all statements and other notices issued by you in connection with the Account(s) and the Agreement.

5	These instructions cannot be varied or terminated without the consent of the Chargee.

6	Please sign the enclosed acknowledgement and return it to the Chargee at [address] marked for the attention of •.

for and on behalf of

PARIS RE

Acknowledgement of Charge

To:	NATIXIS

1	We acknowledge receipt of the notice described above.

2	We have not received notice that any other person has an interest in the Account(s) or the Agreement.

3	We will comply with the instructions in the notice.

4	Upon receipt of a Notice of Exclusive Control from the Chargee, we will not, without the Chargee’s consent, permit any amount to be withdrawn from the Account.

5	We agree that no amendment or termination of the Agreement nor any waiver of its terms, will be effective unless approved by the Chargee.

6	We will not, without the Chargee’s consent, exercise any right of combination, consolidation or set-off which we may have in respect of the Account(s) or the Agreement unless they arise out of the Agreement itself.

Executed as a	)

deed by	)	______________________________________
BNY Mellon Asset Servicing B.V.	)	Authorised signatory

acting by:	)	______________________________________
Authorised signatory

Date: •

Schedule 4

Notice of Exclusive Control

[On the letterhead of the Chargee]

To:             BNY Mellon Asset Servicing B.V.

Copy to:    NATIXIS

We refer to (i) the Charge over Custody Accounts (the “Charge”) dated • entered into by PARIS RE in favour of us as Chargee of • [address] and (ii) the Account Control Agreement (the “Account Control Agreement”) dated • and entered into among PARIS RE, you as Custodian and us. A copy of each such agreement is annexed to this notice. Terms defined in the Charge shall have the same meanings in this notice.

We hereby notify you that there has been an Event of Default under clause 11 of the Facility Letter which is continuing.

We hereby irrevocably authorise and instruct you to accept instructions solely from us in relation to the Charged Accounts in accordance with the provisions of the Charge, the Facility Agreement and the Account Control Agreement.

Yours faithfully,

For and on behalf of

Paris Re

Date _____________________________

Acknowledgement

BNY Mellon Asset Servicing B.V.

We acknowledge receipt of a Notice of Exclusive Control. We acknowledge that we now act as the agent of the Chargee. We agree that we will deal with Charged Accounts in accordance with the provisions of the Security Agreement, the Reinsurance Agreement and the Account Control Agreement.

Acknowledged by BNY Mellon Asset Servicing B.V.

Dated: ______________________________

SIGNATORY

The Chargor

Executed as a deed by

PARIS RE	/s/
Director

The Chargee
/s/

NATIXIS	Authorised signatories

/s/